SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

GLYCOGENESYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLYCOGENESYS, INC.

Park Square Building

31 St. James Avenue, 8th Floor

Boston, MA 02116

(617) 422-0674

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY

STATEMENT

To Be Held on June 23, 2005

Notice is hereby given that the annual meeting of stockholders of GlycoGenesys, Inc. (the “Company”) will be held at the Park Plaza Hotel, 64 Arlington Street, Boston, Massachusetts 02116, on Thursday, June 23, 2005 at 10:00 a.m. Eastern daylight time.

The annual meeting will be held for the following purposes:

1.    Election of Directors. To elect two directors to the Board of Directors, each to serve for a term of three years or until his successor is elected and qualified.

2.    Increase Number of Authorized Shares. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 33,333,333 to 75,000,000.

3.    Amendment of 2003 Omnibus Incentive Plan. Consideration of and action upon a proposal to approve an amendment to the Company’s 2003 Omnibus Incentive Plan.

4.    Ratification of Auditors. Ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2005.

5.    Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 25, 2005 are entitled to notice of and to vote at the meeting or any adjournment thereof.

We urge you to read the enclosed proxy statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose or use the telephone or internet voting system.

A copy of our annual report for the fiscal year ended December 31, 2004 is enclosed. The annual report is not a part of the proxy soliciting material enclosed with this letter.

By Order of the Board of Directors

/s/ BRADLEY J CARVER
Bradley J Carver
Chief Executive Officer and President

Boston, Massachusetts

May 16, 2005

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

GLYCOGENESYS, INC.

Park Square Building

31 St. James Avenue, 8th Floor

Boston, MA 02116

(617) 422-0674

PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

June 23, 2005

This proxy statement is being furnished to the holders of record of common stock, $.01 par value per share (the “Common Stock”) and series D preferred stock, $.01 par value per share (the “Series D Preferred Stock”), of GlycoGenesys, Inc. (the “Company”), a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) to be voted at the 2005 annual meeting of stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern daylight time, on Tuesday, June 23, 2005, at the Park Plaza Hotel, 64 Arlington Street, Boston, Massachusetts 02116, and at any adjournment of such meeting. This proxy statement is expected to be mailed to stockholders on or about May 26, 2005.

Use and Revocation of Proxies

The proxy solicited hereby, if properly executed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained herein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company (GlycoGenesys, Inc., Park Square Building, 31 St. James Avenue, 8th Floor, Boston, MA 02116, Attention: Secretary) written notice thereof, (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Record Date

The Board of Directors has fixed the close of business on April 25, 2005 as the record date for the determination of stockholders entitled to notice of the Annual Meeting (“Voting Record Date”). Only stockholders of record at the close of business on the Voting Record Date will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 10,084,384 shares of the Common Stock and 2,000 shares of Series D Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series D Preferred Stock is entitled to 1,000 votes on all matters properly presented at the Annual Meeting.

Abstentions and Broker Non-Votes

The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares which are present for purposes of determining the existence of a quorum, but which are not present for purposes of determining whether a proposal has been approved. The term “broker non-vote” refers to shares held by a broker in street name which are present by proxy, but which are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. In the event a broker votes on a routine matter, such vote will count as both present and voted for the purposes of determining whether a proposal has been approved. The election of directors, the increase in authorized shares and the ratification of auditors are routine matters upon which a broker may, in the absence of instructions from the beneficial owner, exercise his or her discretion in voting the shares. The amendment to the 2003 Omnibus Incentive Plan is a non-routine matter upon which a broker may not, in the absence of instruction from the beneficial owner, exercise his or her discretion in voting the shares.

Voting Electronically via the Internet or Telephone

If your shares of Common Stock or Series D Preferred Stock are registered directly with Computershare Investor Services, you may also vote your shares either via the Internet or by telephone. Specific instructions for voting via the Internet or telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

If your shares of Common Stock or Series D Preferred Stock are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Proxy Statement, the enclosed form of proxy, the 2004 Annual Report to Stockholders and the 2004 Annual Report on Form 10-K the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the enclosed paper proxy in the postage-prepaid envelope provided.

Votes Required to Approval the Proposals

The directors will be elected upon receipt of a plurality of all votes cast by holders of Common Stock and Series D Preferred Stock voting together as a single class at the Annual Meeting. Amendment of the 2003 Omnibus Incentive Plan and ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by holders of Common Stock and Series D Preferred Stock voting together as a single class present in person or represented by proxy at the Annual Meeting. The increase in the number of authorized shares requires the affirmative vote of a majority of the votes that can be cast by the outstanding shares of Common Stock and Series D Preferred Stock, voting together as a single class.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors currently consists of five members divided into three classes. Two Class I Directors will be elected at the Annual Meeting. Unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of the nominees named below each to serve as a director of the Company for a three-year term, or until his successor has been duly elected and qualified. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board of Directors as may be determined by the holders of such proxy.

Information regarding the nominee is provided below and under “Directors and Executive Officers.”

DIRECTOR NOMINEES

CLASS I—TERM EXPIRES 2008

Nominee	Age	Position	Director Since
Mr. Host(1)(2)	59	Director	December 1998
Mr. Burns	59	Director	June 2002

(1)	Member of Audit Committee
(2)	Member of Compensation Committee

REQUIRED VOTE

The directors will be elected upon receipt of a plurality of all votes cast by holders of Common Stock and Series D Preferred Stock voting together as a single class at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED HEREIN.

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors presently is comprised of five directors. Each of the directors elected at the Annual Meeting will serve until 2008 or until his respective successor is duly elected and qualified. Set forth below is certain information with respect to the nominees for the office of director, each of the directors of the Company not seeking election at the Annual Meeting and each other executive officer of the Company.

Nominees for Class I Directors

John W. Burns, 59, has been the Company’s Chief Financial Officer since January 2000, Senior Vice President since March 2001, and a Class I Director, whose term expires in 2005, since June 2002. Prior thereto, Mr. Burns was the CFO/Senior Vice President, Finance & Business Operations for South Shore Hospital, a regional healthcare services provider based in South Weymouth, MA, from February 1993 to February 1999. Prior thereto, Mr. Burns was the Vice President/Treasurer and a subsidiary CFO/Vice President, Finance for Eastern Enterprises, a NYSE-listed company engaged in energy and marine transportation. Mr. Burns has also held corporate finance and treasury positions with Allied-Signal, Citicorp Investment Bank, and International Paper. Mr. Burns holds a Master of Business Administration in Finance from New York University and a Doctor of Philosophy degree in Mathematics from Stevens Institute of Technology.

Theodore J. Host, 59, has been a director of the Company since December 1998. Mr. Host is a Class I director whose term expires in 2005. Mr. Host is a member of the Audit and Compensation Committees of the Board of Directors. From October 2001 to April 2004, Mr. Host was the CEO and Director, and from November 1999 until October 2001 was President, CEO, and a Director of Prestige Brands International, a consumer products company. Mr. Host worked with McCown DeLeeuw & Co. to create a consumer products start up company from March 1996 to November 1999. Prior thereto, Mr. Host served as the President and Chief Operating Officer, and later Chief Executive Officer, of The Scotts Company, a lawn care company. Mr. Host holds a Bachelor of Arts degree in business and a Master of Arts degree in business from New York University.

Continuing Directors

Class II Director

Michael E. Hanson, 57, has been a director of the Company since September 2002. Mr. Hanson is a Class II director whose term expires in 2006. Mr. Hanson is a member of the Audit and Compensation Committees of the Board of Directors. Since January 2002, Mr. Hanson has been a Founding Partner of Barnard Life Sciences, LLC, a venture capital and health care consulting firm. Mr. Hanson is a director of Indevus Pharmaceuticals, Inc., a biopharmaceutical company. He served as a director of MGI Pharma, Inc., an oncology-focused biopharmaceutical company, from May 1998 through May 2001. Prior thereto, Mr. Hanson, for nearly 25 years, served in a variety of management positions in sales, marketing and new product development at Eli Lilly and Company. At the time of his retirement from Eli Lilly, he was President of the Internal Medicine Business Unit, which included cardiovascular and oncology products, and was a member of the Operations Committee. While at Eli Lilly, at various times he was Director of New Product Planning and Licensing; Executive Director of Japan Business Planning; President and General Manager of Eli Lilly Japan KK; and Vice President of Lilly Research Laboratories. Mr. Hanson holds a B.S. in Pharmacy from North Dakota State University, an M.S. in Hospital Pharmacy Administration from the University of Minnesota and is a graduate of the Advanced Management Program from Harvard Business School.

Class III Directors

Bradley J Carver, 43, the Chief Executive Officer since June 2000, has been President and Treasurer and a member of the Board of Directors of the Company since March 1995 and has been the President, Chief Financial Officer, Treasurer and a member of the Board of Directors of its subsidiary IGG since February 1993. Mr. Carver is a Class III director whose term expires in 2007. Mr. Carver was elected interim Chairman of the Board of Directors of the Company in February 2003. Mr. Carver has been President, Chief Financial Officer, Treasurer and a member of the Board of Directors of SafeScience Products, Inc., a wholly owned subsidiary of the Company since its inception in June 1995. Mr. Carver received a Bachelor of Arts degree in management from Michigan State University in 1983.

David W. Dube, 49, has been a director of the Company since May 1998. Mr. Dube is a Class III director whose term expires in 2007. Mr. Dube is a member of the Audit and Compensation Committees of the Board of Directors. Since April 2001, Mr. Dube has been President of Peak Capital Corporation, a corporate finance and management advisory firm, and various financial services companies affiliated therewith. From October 1999 to March 2001, Mr. Dube was President and Chief Operating Officer of Kings Road Entertainment, Inc., an entertainment and educational products company. Mr. Dube was Senior Vice President and Chief Financial Officer of FAB Capital Corporation, a merchant banking and securities investment firm, and served in various other capacities from September 1997 through October 1999. Prior thereto, Mr. Dube was the President and Chief Executive Officer of Optimax Industries, Inc., a publicly traded company with interests in the horticultural, decorative giftware and truck part accessories industries. Mr. Dube serves on the boards of directors of publicly-traded CNE Group, Inc., and New World Wine Group, Ltd. Mr. Dube holds a Bachelors Degree in business administration and a master’s degree in taxation from Suffolk University and a master’s degree in accounting from Bentley College. Mr. Dube is a Certified Public Accountant in the state of New Hampshire, and holds general and principal securities licenses.

Executive Officers

In addition to Mr. Carver and Mr. Burns who are each listed as directors of the Company, the Company has the following executive officers:

Frederick E. Pierce, II, 43, has been the Company’s Vice President of Business Development since August 2002 and the Company’s Vice President of Finance and Investor Relations since June 1998. Prior to joining the Company, Mr. Pierce was at Lehman Brothers, where he was the New England private client services liaison to healthcare investment banking. In addition, Mr. Pierce had over seven additional years experience at Kidder Peabody and Merrill Lynch. Mr. Pierce received a B.S. in chemistry from Hampshire College.

William O. Fabbri, 36, has been the Company’s General Counsel since September 2002. From September 1996 to August 2002, Mr. Fabbri was a member of the corporate department of the international law firm of McDermott, Will & Emery. While at McDermott, Will & Emery, Mr. Fabbri was actively involved in securities offerings, public company reporting matters and various strategic corporate transactions. Mr. Fabbri holds a J.D., magna cum laude, from Boston University School of Law and received his B.A. from Wesleyan University.

PROPOSAL 2—APPROVAL OF INCREASE IN AUTHORIZED COMMON STOCK

The Board of Directors has unanimously approved and recommended that the shareholders of the Company approve an amendment to its Articles of Incorporation, as amended (the “Articles”), to provide for the increase in the Company’s authorized Common Stock from 33,333,333 to 75,000,000 shares. The text of the proposed amendment to the Articles to be added as a new paragraph is set forth in full in Appendix A to this Proxy Statement.

The Board of Directors has determined that it would be in the best interests of the Company to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock from 33,333,333 shares to 75,000,000 shares. Each additional share of Common Stock will have the same rights and privileges as each share of currently authorized Common Stock. Currently there are approximately 10.1 million shares of Common Stock outstanding and approximately an additional 21.5 million shares of Common Stock reserved for issuance upon the:

•	exercise of currently outstanding stock options and warrants;

•	conversion of currently outstanding shares of the Company’s Series A, B and D Preferred Stock;

•	conversion of accrued in-kind dividends on outstanding shares of Series B Preferred Stock;

•	conversion of the Series D Preferred Stock and exercise of the warrants whose issuance requires stockholders approval at the special stockholders meeting on May 10, 2005; and

•	conversion of in-kind dividends that may be issued on Series D Preferred Stock (outstanding and issued following stockholder approval).

The Board of Directors was required to reduce the number of outstanding shares from 200,000,000 to the current 33,333,333 in December 2004 in connection with the approval of the 1:6 reverse-stock-split (the “Reverse Split”), as required by the laws of Nevada, the Company’s state of incorporation. The Reverse Split was authorized in part to create a capital structure from which the Company could more easily finance its capital needs. The Company believes the Reverse Split enabled it to enter into the $6.5 million financing on which the Company has closed on $2 million to date. Additional shares of Common Stock will need to be reserved for issuances of additional stock options under the Company’s current stock option plans and the accrual of additional in-kind dividends on the Company’s outstanding shares of Series B Preferred Stock.

The Board of Directors recognizes the necessity of the Company increasing the number of authorized shares in order to enable the Company to consummate a planned strategic alliance or partnership by the third quarter of 2005, to obtain further financing and to provide the flexibility in considering and planning for future business needs. The shares will be available for issuance by the Board of Directors in their discretion generally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by Nasdaq listing requirements), for proper corporate purposes, including but not limited to, stock dividends, stock splits, acquisitions, financings and compensation plans. The issuance of additional shares of Common Stock could have the effect of diluting net tangible book value and other measurements of value, voting power and shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of the Company and therefore potentially lessening the Company’s stated value.

Other than in connection with the Company’s existing employee stock option plans, outstanding warrants, issuances of additional shares of Series B and D Preferred Stock as dividends on outstanding Series B and D Preferred Stock, and issuances of additional shares of Series D Preferred Stock subject to stockholder approval at a special meeting to be held on May 10, 2005, the Company has no present intent to issue any shares of its capital stock. Although the Company anticipates that it may issue additional shares of Common Stock in connection with a strategic alliance or partnership with a larger biotechnology or pharmaceutical company by the end of the third quarter of 2005, currently the Company has no plan, commitment, arrangement, understanding or agreement, written or oral, to issue any shares of its capital stock in this regard. Also, the Company anticipates issuing additional shares of Common Stock in connection with future financings. As of May 2, 2005, there were 2,000 shares of Series D Preferred Stock outstanding and each share converts into 1,000 shares of Common Stock subject to future adjustment. Assuming the stockholders approval and satisfaction of customary closing conditions, there will be an additional 4,500 shares of Series D Preferred Stock outstanding and an additional 4,500,000 shares of Common Stock issuable upon the exercise of warrants at $1.23 per share, subject to future adjustment. The Series D Preferred Stock bears an 8% dividend, payable in kind or cash at the Company’s option. Potential future payment of in kind dividends on the Series D Preferred Stock have been reserved and are included in the 21.5 million shares of Common Stock reserved for issuance. If the conversion price of the Series D Preferred Stock is adjusted, then additional shares of Common Stock would be issued. Shares of Common Stock do not grant its holders preemptive rights to subscribe for, purchase or reserve any shares of the authorized capital stock of the Company.

REQUIRED VOTE

Approval of the Amendment to the Articles of Incorporation requires the affirmative vote of a majority of the votes that can be cast by the outstanding shares of Common Stock and Series D Preferred Stock eligible to vote at the Annual Meeting in person or by proxy voting together as a single class. Abstentions are considered present for this proposal, so they will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR THE INCREASE IN AUTHORIZED COMMON STOCK.

PROPOSAL 3—APPROVAL OF THE 2003 OMNIBUS INCENTIVE PLAN, AS AMENDED

General

The stockholders are being asked to approve an amendment to the Company’s 2003 Omnibus Incentive Plan, in order to increase the number of shares reserved for issuance thereunder by 800,000 shares of Common Stock to an aggregate of 1,104,167 shares and increase the number of shares issuable to an individual in one calendar year from 50,000 to 100,000 shares.

All numbers of shares authorized under the 2003 Omnibus Incentive Plan, as amended, the 2000 Stock Incentive Plan, as amended, and the 1998 Stock Option Plan have been adjusted to reflect the Reverse Split in December 2004.

The 2003 Omnibus Incentive Plan was adopted by the Board of Directors on April 28, 2003, approved by the stockholders on June 27, 2003, and a total of 304,167 shares were reserved for issuance thereunder. The amendment to the 2003 Omnibus Incentive Plan for increasing the reserved shares by 800,000 and increasing the number of shares issuable to an individual in one calendar year from 50,000 to 100,000 shares was adopted by the Board of Directors on May 2, 2005.

As of May 13, 2005, 51,513 shares of Common Stock were available for issuance under the 2003 Omnibus Incentive Plan (exclusive of the increase in shares subject to stockholder approval at this meeting). Options to purchase 252,654 shares were outstanding and no shares of Common Stock had been issued upon the exercise of options granted under the 2003 Omnibus Incentive Plan. The 2003 Omnibus Incentive Plan authorizes the Board of Directors, or its committee, to grant incentive and non-qualified stock options as well as stock awards, stock appreciation rights, deferred stock units, and long-term performance awards. The provisions of these options, rights and awards are outlined below.

The 2003 Omnibus Incentive Plan is structured to allow the Board of Directors or its committee broad discretion in creating employee equity incentives in order to assist the Company in attracting, retaining and motivating the best available talent for the successful conduct of its business. The Board of Directors believes the remaining shares under the 2003 Omnibus Incentive Plan are insufficient to accomplish these purposes. Therefore, the Board is proposing to increase the number of shares reserved under the 2003 Omnibus Incentive Plan by 800,000 to 1,104,167 shares.

Over the next two years, the Company plans to hire up to 12 additional employees as well as make additions to its Board of Directors. To attract top-level individuals, the Company will need to grant stock option or other stock awards to most of these new additions. In addition, existing employees and Board members may receive additional stock option or other stock awards consistent with the Company’s current compensation policies. The Board of Directors believes the shares remaining under the 2003 Omnibus Incentive Plan, 2000 Stock Incentive Plan, as amended and the 1998 Stock Option Plan are insufficient to achieve these aims. Total shares outstanding and available for grant under all Company incentive plans is 681,176 and 52,424, respectively, totaling 733,600 shares which when added to the proposed 800,000 additional shares is 1,533,600, or approximately 15.2% of the total shares outstanding as of May 13, 2005. As a comparative benchmark, the median value of total shares outstanding for the same calculation for the Company’s peer group used for compensation purposes by the Compensation Committee is approximately 18%. Therefore, the Board is seeking approval of the Amendment to the 2003 Omnibus Incentive Plan.

In connection with the Reverse Split in December 2004, the maximum number of shares that can be granted in one calendar year was required to be reduced by a 1:6 ratio as well. This reduced the number of shares issuable to an individual in one calendar year from 300,000 prior to the Reverse Split to 50,000. The Board of Directors believes that in order to attract top-level individuals and to properly reward and retain its current employees, the number of shares that can be awarded to an individual in a calendar year must be increased. As such, the Board of Directors has determined that it would be in the best interests of the Company to increase the maximum number of shares that can be granted to any individual in one calendar year and proposes to increase such number from 50,000 to 100,000.

The following is a summary of the 2003 Omnibus Incentive Plan, as amended. Please review the copy of the 2003 Omnibus Incentive Plan, as amended, attached as Appendix B hereto for its complete terms.

Background

The 2003 Omnibus Incentive Plan was established to provide motivation to certain employees, officers, consultants and advisors, and non-employee directors, of the Company and its subsidiaries by providing incentives to such persons either through cash payments and/or through the ownership and performance of the Common Stock. The 2003 Omnibus Incentive Plan is intended to align the interests of such persons with those of the Company’s shareholders.

Shares Available

The aggregate number of shares of Common Stock available for grants under the 2003 Omnibus Incentive Plan during its term will be 1,104,167 shares. Such shares may be authorized but unissued shares, or treasury shares.

Administration

The 2003 Omnibus Incentive Plan provides for administration by a committee of the Board of Directors (the “Committee”). The Committee may consist of two or more members of the Board of Directors who are (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or such other members of the Board of Directors. The Committee will have the responsibility, in its sole discretion, to control, operate, manage and administer the 2003 Omnibus Incentive Plan in accordance with its terms. The Committee is authorized, subject to the provisions of the 2003 Omnibus Incentive Plan, to establish such rules and regulations as it deems necessary for the proper administration of the 2003 Omnibus Incentive Plan and to make such determinations and interpretations and to take such action in connection with the 2003 Omnibus Incentive Plan and any Awards (as defined below) as it deems necessary or advisable. Among the Committee’s powers are the authority to determine eligibility for participation in the 2003 Omnibus Incentive Plan and determine the form, amount and other terms and conditions of Awards. The Committee also has the power to modify or waive restrictions on Awards, to amend Awards and to grant extensions and accelerations of Awards.

Eligibility for Participation

All employees, officers and directors of the Company and its subsidiaries, as well as consultants and advisors to the Company or any of its subsidiaries, will be eligible to participate in the 2003 Omnibus Incentive Plan and to receive awards under the 2003 Omnibus Incentive Plan. The selection of participants is within the discretion of the Committee.

Maximum Individual Awards

The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in cash, Common Stock, or a combination of both) that may be granted to any single participant in any one calendar year is 100,000 shares (subject to adjustment).

Types of Awards

The 2003 Omnibus Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards; (4) deferred stock units and (5) performance awards (collectively, “Awards”). Awards may constitute Performance-Based Awards, as described below.

Stock Options

A stock option consists of a right to purchase shares of Common Stock. Stock options may be incentive stock options, qualifying for special tax treatment, or non-qualified options. The Committee will determine the number of shares subject to the option, the manner and time of the option’s exercise, and the option’s exercise price, which cannot be lower than the fair market value of the Common Stock on the date of grant; however, the exercise price of any non-qualified stock option may be lower than the fair market value of the Common Stock on the date of grant if the Committee—in its sole discretion and due to special circumstances—determines otherwise on the date of grant. Stock options cannot be exercised after the tenth anniversary of their date of grant, and the Committee will otherwise determine when each stock option becomes vested and exercisable. Stock options may also be subject to such other terms and conditions, as be determined by the Committee in its sole discretion. The stock option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, or by a combination of these methods. In the sole discretion of the Committee, payment of the exercise price may also be made by delivering a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the 2003 Omnibus Incentive Plan.

Stock Appreciation Rights

A stock appreciation right is a right to receive a payment, in cash, Common Stock, or a combination thereof, equal to the excess of (x) the fair market value, or other specified valuation (which shall not be greater than the fair market value), of a specified number of shares of Common Stock on the date the right is exercised over (y) the fair market value, or other specified valuation (which shall not be less than fair market value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee. Each stock appreciation right shall be subject to such terms and conditions, as the Committee shall impose in its sole discretion.

Stock Awards

A stock award consists of a grant of shares of Common Stock that are subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. A participant who has been granted a stock award will have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, unless the Committee determines otherwise on the date of grant.

Deferred Stock Units

Deferred stock units consist of a right to receive a specified number of shares of Common Stock at the end of a specified period, subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the deferred stock units that will be paid out or distributed to the participant who has been granted deferred stock units.

Performance Awards

A performance award consists of a right to receive a specified number of shares of Common Stock or cash at the end of a specified period, subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the performance awards that will be paid out or distributed to the participant who has been granted performance awards.

Performance-Based Awards

Certain Awards granted under the 2003 Omnibus Incentive Plan may be granted in a manner such that the Award qualifies for the performance-based compensation exemption to Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based upon one or more of the following factors: net sales; pre-tax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs; or any combination of the foregoing.

With respect to Performance-Based Awards that are not stock options or SARs based solely on the increase in the fair market value of Common Stock after the grant of Awards: (i) the Committee shall establish in writing, (x) the objective performance-based goals applicable to a given period and (y) the individuals or class of individuals to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed); (ii) no Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and (iii) the Committee may reserve the right in the Award to reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon attainment of the performance goal.

Change in Control

If there is a change in control of the Company, the Committee, in its sole discretion, may determine that all or a portion of each outstanding Award shall become fully exercisable, if applicable, upon the Change in Control or at such other date or dates that the Committee may determine, and that any vesting and forfeiture restrictions shall lapse at such date or dates. In addition, the Committee, in its sole discretion, may determine that, upon the occurrence of a change in control of the Company, all or a portion of certain outstanding stock options and stock appreciation rights will terminate within a specified number of days after notice to the holders, and each such holder will receive, with respect to each share of Common Stock subject to a stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of Common Stock immediately prior to the occurrence of such change in control over the exercise price per share of such stock option or stock appreciation right. Such amount will be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, will determine. Also, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity that acquires control of the Company, or that an Award may be substituted by a similar award under such entity’s compensation plans.

Termination of Employment or Service

If a participant’s employment or service as an employee, officer, director, advisor or consultant is terminated due to death or disability, all non-vested portions of stock options held by the participant will immediately be forfeited and all vested portions of stock options held by the participant will remain exercisable until the earlier of (i) the end of the 12-month period following the date of death or termination of employment, or (ii) the date the stock options would otherwise expire. If a participant’s employment is terminated by the Company for cause, all stock options held by a participant, whether vested or non-vested, will immediately be forfeited by such participant. If a participant’s employment is terminated for any reason other than for cause or other than due to death or disability, all non-vested portions of stock options held by the participant will immediately be forfeited and all vested portions of stock options held by the participant will remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of employment, or (ii) the date the stock options would otherwise expire. The exercisability of stock options after a termination of employment or service may also be varied from the terms described above if different terms are provided in individual stock option agreements. The effect of a termination of employment or service under Awards other than stock options shall be as provided in the grant agreement for the Award.

Other Terms of Awards

The 2003 Omnibus Incentive Plan provides that Awards are not transferable otherwise than by will or the laws of descent and distribution or, in the case of Awards other than incentive stock options, pursuant to a qualified domestic relations order under Section 414(p) of the Code; however, the Committee may permit the transferability of a nonqualified stock option by a participant, as a gift to members of the participant’s immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, provided the participant receives no consideration for the transfers and all such transferred options will be subject to the same terms and conditions as were applicable immediately prior to the transfer.

The Board may amend, suspend, or terminate the 2003 Omnibus Incentive Plan at any time with or without prior notice, provided that such action does not reduce the amount of any outstanding Award or change the terms and conditions of any outstanding Award without the participant’s consent. No amendment of the 2003 Omnibus Incentive Plan will, without the approval of the stockholders of the Company, increase the total number of shares which may be issued under the 2003 Omnibus Incentive Plan, or increase the maximum number of shares with respect to all Awards measured in Common Stock that may be granted to any individual.

The Company, or the applicable subsidiary, may require a participant to reimburse the corporation which employs such participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity with respect to any Award, and the corporation or entity which employs such participant has the right to withhold the amount of such taxes from any other sums due or to become due from such corporation or entity to the participant upon such terms and conditions as the Committee shall prescribe, which may include withholding shares of Common Stock underlying any Award.

The 2003 Omnibus Incentive Plan contains provisions for equitable adjustment of Awards in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company.

Certain Federal Income Tax Consequences

The statements in the following paragraphs of the principal federal income tax consequences of Awards under the 2003 Omnibus Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this document, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary. Each participant should consult his or her own tax advisor regarding the federal, state or local tax consequences of their participation in the plan.

Incentive Stock Options. Incentive stock options (“ISOs”) granted under the 2003 Omnibus Incentive Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.” A participant who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal taxable income to the participant, provided that (i) the federal “alternative minimum tax,” which depends on the participant’s particular tax situation, does not apply and (ii) the participant is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment or service terminates by reason of disability or death (where the three month period is extended to one year).

Further, if after exercising an ISO, a participant disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, the participant does not hold the shares so acquired for the applicable holding period—thereby making a “disqualifying disposition”—the participant would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance of income, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the participant held such shares as a capital asset at such time).

A participant who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the participant would not recognize gain or loss with respect to such previously acquired shares.

The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options (“NSOs”) granted under the 2003 Omnibus Incentive Plan are options that do not qualify as ISOs. A participant who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the exercise of an NSO or SAR (i.e., the “Deferral Period”)) for any individual who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Absent a Section 83(b) election (as described below under “Other Awards”), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NSO or a SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of a NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income recognized by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

If a participant exercises an NSO by delivering shares of Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a “disqualifying disposition” as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant’s tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will he entitled to an equivalent tax deduction.

Other Awards. With respect to other Awards under the 2003 Omnibus Incentive Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received.

With respect to Awards under the 2003 Omnibus Incentive Plan that are settled in shares of Common Stock that are restricted to transferability and subject to a substantial risk of forfeiture—absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”)—a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the Award, if any. If a Section 83(b) election is made, the participant will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such Award, if any.

The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the 2003 Omnibus Incentive Plan will be subject to both wage withholding and other employment taxes.

The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends and Dividend Equivalents. To the extent Awards under the 2003 Omnibus Incentive Plan earn dividend or dividend equivalents, whether paid currently or credited to an account established under the 2003 Omnibus Incentive Plan, a participant generally will recognize ordinary income with respect to such dividend or dividend equivalents.

Change in Control. In general, if the total amount of payments to a participant that are contingent upon a “change of control” of the Company (as defined in Section 280G of the Code), including payments under the 2003 Omnibus Incentive Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, such participant’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Stock Options, SARs and Performance-Based Awards granted under the 2003 Omnibus Incentive Plan should qualify for the performance-based compensation exception to Section 162(m).

Regulation

The 2003 Omnibus Incentive Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of ERISA.

Interests of Certain Persons

As of May 13, 2005, 51,513 shares of Common Stock were reserved and available for grant under the 2003 Omnibus Incentive Plan. Specific future awards are not determinable at this time.

All executive officers and directors of the Company are eligible for awards under the 2003 Omnibus Incentive Plan, as amended. All directors present at the May 2, 2005 Board of Directors meeting voted for the approval of the proposal to adopt the Amendment to the 2003 Omnibus Incentive Plan. Messrs. Carver, Burns, Pierce and Host are also stockholders in the Company, and may vote their shares for approval of the adoption of the Amendment to the 2003 Omnibus Incentive Plan.

The closing price for the Company’s Common Stock on May 12, 2005, as reported on the Nasdaq, was $0.68 per share.

REQUIRED VOTE

Approval by the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock and Series D Preferred Stock voting together as a single class present in person or represented by proxy at the Annual Meeting is necessary for stockholder approval of the Amendment to the 2003 Omnibus Incentive Plan. Abstentions are considered present for this proposal, so they will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2003 OMNIBUS INCENTIVE PLAN.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed the firm of Deloitte & Touche LLP, an independent registered public accounting firm (“Deloitte”), as the auditors of the Company for the 2005 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting.

If the appointment of Deloitte for the 2005 fiscal year is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next annual meeting of stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.

REQUIRED VOTE

Ratification of the selection of Deloitte as the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the votes cast by holders of the shares of the Common Stock and Series D Preferred Stock voting together as a single class present in person or represented by proxy at the Annual Meeting. Abstentions are considered present for this proposal, so they will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2005 FISCAL YEAR.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned during 2004, 2003, and 2002 for services rendered during these periods by the chief executive officer, chief financial officer, vice president of business development and general counsel of the Company (the “named executive officers”), after giving retroactive effect to the 1-for-6 reverse stock split effected by the Company on December 21, 2004.

Summary Compensation Table

Name and Position(s)	Year	Annual Salary		Compensation Bonus			Long-Term Compensation Securities Underlying Options	All Other Compensation
Bradley J Carver, Chief Executive Officer, President and Treasurer(1)	2004 2003 2002	$ $ $	228,800 225,866 220,000	$ $ $	26,590 28,099 13,805	(2)	12,402 13,000 21,834	$ $ $	1,344 1,344 302	(3) (3) (3)

John W. Burns, Senior Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	208,000 205,333 200,000	$ $ $	20,144 17,030 10,458	(2)	11,334 11,484 16,667	$ $ $	4,583 4,552 2,683	(4) (4) (4)

Frederick E. Pierce, II, Vice President of Business Development(5)	2004 2003 2002	$ $ $	156,000 154,000 150,000	$ $ $	13,597 9,579 5,883	(2)	4,302 5,267 8,334	$ $ $	3,537 3,493 2,049	(4) (4) (4)

William O. Fabbri, General Counsel(6)	2004 2003 2002	$ $ $	160,000 160,000 53,333	$ $ $	14,144 9,825 2,070	(2)	4,352 2,034 8,334	$ $ $	1,099 1,075 114	(3) (3) (3)

(1)	In February 2003, Mr. Carver was elected Chairman of the Board on an interim basis.

(2)	Cash bonus earned in 2004 will be paid if and when the second tranche of the Company’s equity financing entered into in March 2005 is closed.
(3)	Consists of life and long-term disability insurance premiums.
(4)	Consists of transportation-related payments and life and long-term disability insurance premiums.
(5)	In August 2002, Mr. Pierce was appointed to the position of Vice President of Business Development. Prior to August 2002, Mr. Pierce was Vice President of Finance and Investor Relations. Mr. Pierce’s compensation for 2002 reflects all 2002 compensation.
(6)	In September 2002, Mr. Fabbri joined the Company as General Counsel.

Option Grant Table. The following table set forth certain information regarding options granted during the year ended December 31, 2004 to the named executive officers, after giving retroactive effect to the 1-for-6 reverse stock split effected by the Company on December 21, 2004.

OPTION GRANTS DURING YEAR

ENDED DECEMBER 31, 2004

Individual Grants

Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						5%($)	10%($)
Bradley J Carver	7,237	(3)	13.0%	$8.22	1/16/14	37,412	94,809
	3,639	(4)	6.5%	$8.22	1/16/14	18,812	47,673
	1,019	(3)	1.8%	$8.22	3/17/14	5,268	13,349
	507	(4)	0.9%	$8.22	3/17/14	2,621	6,642

Total	12,402		22.3%			64,112	162,473

John W. Burns	7,745	(3)	13.9%	$8.22	1/16/14	40,038	101,464
	2,205	(4)	4.0%	$8.22	1/16/14	11,399	28,887
	1,077	(3)	1.9%	$8.22	3/17/14	5,568	14,109
	307	(4)	0.6%	$8.22	3/17/14	1,587	4,022

Total	11,334		20.4%			58,591	148,482

Frederick E. Pierce, II	2,543	(3)	4.6%	$8.22	1/16/14	13,146	33,315
	1,241	(4)	2.2%	$8.22	1/16/14	6,415	16,258
	345	(3)	0.6%	$8.22	3/17/14	1,783	4,520
	173	(4)	0.3%	$8.22	3/17/14	894	2,266

Total	4,302		7.7%			22,239	56,359

William O. Fabbri	2,562	(3)	4.6%	$8.22	1/16/14	13,244	33,564
	1,273	(4)	2.3%	$8.22	1/16/14	6,581	16,677
	340	(3)	0.6%	$8.22	3/17/14	1,758	4,454
	177	(4)	0.3%	$8.22	3/17/14	915	2,319

Total	4,352		7.8%			22,498	57,014

(1)	Based on options to purchase an aggregate of 55,691 shares granted to officers and employees during the fiscal year ended December 31, 2004.

(2)	These columns show the hypothetical gains or option spreads of the options granted based on the fair market value of the Common Stock on the date of grant and assumed annual compound share appreciation rates of 5% and 10% over the full term of the options. The assumed rates of appreciation are mandated by the SEC and do not represent the Company’s estimate or projection of future share prices. Actual gains, if any, on option exercises will depend on the timing of such exercise and the future performance of the Common Stock. Values are net of the option exercise prices, but do not include deductions for taxes or other expenses associated with the exercise.
(3)	The options vest quarterly in equal installments over a three-year period.
(4)	The options were immediately vested on grant date.

Year-end Option Table. The following table sets forth certain information regarding options exercised during the year ended December 31, 2004 by the named executive officers, after giving retroactive effect to the 1-for-6 reverse stock split effected by the Company on December 21, 2004.

AGGREGATE OPTION EXERCISES AS OF DECEMBER 31, 2004

AND YEAR-END OPTION VALUES

Name	Number of Shares Acquired On Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bradley J Carver	—	—	38,860	11,610	4,398	3,142
John W. Burns	—	—	57,150	11,402	3,885	2,775
Frederick E. Pierce, II	—	—	26,541	4,362	1,782	1,273
William O. Fabbri	—	—	9,610	5,110	688	492

(1)	Value is based on the closing price of the Common Stock on December 31, 2004 of $2.20 less the applicable option exercise price.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2004, the Board of Directors met 19 times. During fiscal year 2004, no director of the Company who was a director for the entire year attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees to which he was a member.

The Board of Directors has an Audit Committee, consisting of Mr. Dube, Mr. Host and Mr. Hanson. The Audit Committee selects and appoints the independent auditors, reviews and approves the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management’s procedures and policies relevant to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee also performs the responsibilities of a Qualified Legal Compliance Committee as defined in Part 205 of the rules of the Securities and Exchange Commission. The members of the Audit Committee are independent within the meaning of Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (NASD). The Audit Committee held six meetings during 2004.

The Board of Directors also has a Compensation Committee, consisting of Mr. Dube, Mr. Host and Mr. Hanson. The Compensation Committee administers the Company’s 1998 Stock Option Plan, 2000 Stock Incentive Plan and 2003 Omnibus Incentive Plan, and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. In March 2004, the Compensation Committee adopted a charter and assumed the responsibilities of functioning as the Company’s Nominating Committee. The Compensation Committee is comprised of non-employee directors as such term is defined under Rule 16b-3 of the Exchange Act and the members are independent within the meaning of the listing standards of the NASD. The Compensation Committee held five meetings during 2004.

The Compensation Committee, acting in its capacity as the Nominating Committee, will consider nominees recommended by the Company’s stockholders for election to the Board of Directors at the 2006 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing, not less than 90 nor more than 150 days before the anniversary date of the 2005 Annual Meeting of Stockholders, to the Compensation Committee, c/o the Secretary of GlycoGenesys, Inc., at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, the proposed nominee’s direct and indirect relationship with the person or entity making the proposed nomination and evidence of the consent of the proposed nominee to serve.

Candidates for the Board of Directors are considered based upon various criteria, such as their broad-based business and professional skills and experiences, particular experience in medicine and the biological sciences, concern for the long-term interests of the stockholders, and personal integrity and judgment. In addition, such candidates should have certain minimum qualifications, including having personal integrity, an ability to fairly represent all stockholders, an absence of conflicts of interest impairing his or her ability to exercise duties as a director and demonstrated achievement. However, the Compensation Committee retains the right to modify these minimum qualifications from time to time. In addition, the Company seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In selecting candidates for nomination at the annual meeting of the Company’s shareholders, the Compensation Committee, acting in its capacity as the Nominating Committee, begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board of Directors. The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Compensation Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board of Directors, whom the Compensation Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for reelection. If there are positions for which the Compensation Committee will not be re-nominating a qualified incumbent, the Compensation Committee will solicit recommendations for nominees from persons whom it believes are likely to be familiar with qualified candidates, including members of the Board of Directors and senior management. The Compensation Committee may also engage a search firm to assist in identifying qualified candidates. The Compensation Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account the qualifications for director membership, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the Compensation Committee may solicit the views of management and other members of the Board of Directors. The Compensation Committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons, except that the Compensation Committee may consider, as one of the factors in its evaluation of shareholder recommended candidates, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.

The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors or any of the directors c/o Secretary, GlycoGenesys, Inc., 31 St. James Avenue, Boston, Massachusetts 02116. If a communication does not relate in any way to Board of Directors matters, he or she will deal with the communication as appropriate. If the communication does relate to any matter of relevance to the Board of Directors, he or she will relay the message to the Chairman of the Audit Committee, who will determine whether to relay the communication to the entire Board of Directors or to the non-management directors. The Secretary will keep a log of all communications addressed to the Board of Directors.

The Company encourages, but does not require, directors to attend the Company’s Annual Meeting of Stockholders. All directors attended the 2004 Annual Meeting of Stockholders.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors of the Company, of which all independent directors are members, determines the cash and other incentive compensation, if any, to be paid to the Company’s executive officers and employees.

Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined with reference to market norms either pursuant to employment agreements entered into with executive officers or pursuant to at-will arrangements. For 2004, bonus compensation (both cash and options) was based on a number of factors relating to the Company’s financial and operational performance, including capital raising, enhancing the market capitalization of the Company, operating within budget, enhancing its intellectual property portfolio, clinical trial progress and manufacturing and preclinical progress regarding GCS-100. These factors were used to determine the bonus compensation for the Company’s Chief Executive Officer, its executive officers and all other employees. Bonus payments are made at the discretion of the Compensation Committee following the end of the year.

Equity-based compensation is comprised of stock option grants. The Company believes that equity-based compensation closely aligns the economic interest of the Company’s executive officers with the economic interests of the Company’s shareholders. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. The Compensation Committee has retained an outside executive compensation firm to provide recommendations regarding executive compensation, particularly with respect to peers in the biotechnology industry and assistance regarding establishing a compensation philosophy. Executive compensation decisions and grants of stock options made by the Compensation Committee were based in large part upon such recommendations.

The Chief Executive Officer’s compensation generally is based on the same policies and criteria as the Company’s other executive officers. Mr. Carver’s base salary was increased from $228,800 to $240,800 on March 24, 2005, effective as of February 1, 2005. In March 2005, Mr. Carver received a total bonus of $26,590 and was granted options for a total of 48,812 shares of common stock at an exercise price of $1.02 per share for 2004. In March 2005, the Compensation Committee approved supplemental option grants to employees who had been with the Company for four or more years. Eight employees, including Mr. Carver and two other named executive officers, were eligible for such grants. Mr. Carver voluntarily reduced the amount he was entitled to by 75% in order to make additional options available to current and future employees. Mr. Carver received a supplemental option to purchase 24,500 shares of common stock at an exercise price of $1.02 per share. The Compensation Committee made these grants in recognition of the loyalty and contribution of these employees during difficult times and to provide incentive to remain with the Company, recognizing that grants made years ago have lost some of their retentive effect. The amount of these grants was determined in consultation with the Company’s independent compensation consultant.

In establishing Mr. Carver’s compensation, the factors described above are taken into account. The Compensation Committee believes that Mr. Carver’s total compensation, including salary, bonus and stock options, falls within the Company’s compensation philosophy and is within industry norms. In addition, the Compensation Committee believes Mr. Carver’s total compensation is consistent with the compensation received by other executive officers and employees. The Company’s compensation policy was developed with the help and advice of an independent compensation consultant. Based upon a review of peer companies and the industry in which the Company operates, the independent compensation consultant provided the Company with a report on option grants to existing employees and new hires, as well as a cash bonus plan. The objective of a formal compensation policy is to enable the Company to attract and retain qualified executives, and reward executives for performance against a number of Company goals agreed upon for the long-term maximization of shareholder value. The Compensation Committee has implemented this policy against which to assess executive compensation.

The above report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Annual Report on Form 10-K into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

Compensation Committee

David W. Dube

Michael E. Hanson

Theodore J. Host

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2004, Mr. Dube, Mr. Hanson, and Mr. Host served on the Compensation Committee. During the 2004 fiscal year, all executive officer compensation decisions were made by the Compensation Committee or the full Board of Directors. The Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee during the 2004 fiscal year was an officer or employee, or former officer or employee of the Company or any of its subsidiaries.

Audit Committee Report

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee Charter was attached as Appendix B to the Company’s proxy statement for its 2004 annual stockholders meeting. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2005 (“Form 10-K”). Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with generally accepted accounting principles.

We have discussed with Deloitte & Touche LLP, our independent auditors who have audited our financial statements for the year ended December 31, 2004, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Deloitte & Touche LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Deloitte & Touche LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s Form 10-K, we have recommended to the Board of Directors that such financial statements be included in the Company’s Form 10-K.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Audit Committee

David W. Dube

Michael E. Hanson

Theodore J. Host

Audit Fees

The Company paid aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K as well as review of the Company’s quarterly financial statements set forth in the Company’s Quarterly Reports on Form 10-Q in the amount of $101,500 and $104,500 for the years ended December 31, 2003 and 2004, respectively.

Audit-Related Fees

The Company did not pay any fees for audit-related services to its independent auditors in either 2004 or 2003.

Tax Fees

The aggregate fees for tax services in 2004 and 2003 rendered by Deloitte & Touche LLP were $47,350 and $10,875, respectively. These fees include work performed by the independent auditors primarily with respect to tax filings and tax planning, including in 2004, the filing of amended tax returns for the Company’s former subsidiary, SafeScience Newco, Ltd.

All Other Fees

The aggregate fees for all other services for 2004 and 2003 rendered by Deloitte & Touche LLP were $40,070 and $99,150. These fees include work performed by the independent auditors primarily with respect to matters related to filings with the Securities and Exchange Commission during 2003 and 2004 other than annual and quarterly reports in 2004 and matters related to the Company’s preparations for compliance with Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s independent auditors during the Company’s most recent fiscal year are compatible with maintaining the independence of such auditors. Such non-audit services are approved by the Audit Committee in accordance with its pre-approval policies.

Policy on Audit and Finance Committee Pre-Approval

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the Company’s independent auditor in order to assure that the provision of such services does not impair the independent auditor’s independence. The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by the Company’s independent auditor. The policy generally provides for the Audit Committee to pre-approve services in the defined categories of audit services, audit-related services, tax services and all other services, up to specified amounts, and sets requirements for specific case-by-case pre-approval of discrete projects that are not otherwise pre-approved or services over the pre-approved amounts. Such pre-approved services are reviewed, and modified as deemed necessary, annually. The Audit Committee has delegated the pre-approval authority to its chairperson when expedition of services is necessary, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy considers whether proposed services are compatible with the independence of the independent auditor. No services were provided by the Company’s independent auditors subject to the de minimis exceptions allowed by the Sarbanes-Oxley Act.

Director Compensation

The Company’s directors who are not employees of the Company receive cash compensation for their services equal to $2,000 per month. In addition, directors who are not employees of the Company receive $7,500 per year for service on the Audit Committee and $3,500 for service on the Compensation Committee. Each Director who is not also an employee of the Company receives non-qualified options to purchase 3,334 shares of Common Stock every two years. The exercise price of such options equals the higher of the average of the closing price of the Common Stock during the 20 trading days prior to the date of grant of the options and the closing price of the Common Stock on the date of grant. The options bear a term of ten years from the date of the grant and vest quarterly over a two-year period; provided, that vesting stops in the event the Director ceases to be a Director, in which case the shares vested prior thereto remain vested and exercisable for the remaining ten-year term.

In addition, directors who are not employees of the Company are granted options to purchase 4,167 shares of Common Stock in connection with their appointment or election to the Board of Directors at an exercise price equal to the higher of the average of the closing stock price during the 20 trading days preceding the date of the option grant and the closing price of the Common Stock on the date of grant. The options vest quarterly over three years and have a term of 10 years.

Directors who are employees of the Company or its affiliates do not receive any compensation for their services as directors. Accordingly, Messrs. Carver and Burns were not compensated for their services as directors in 2004.

Employment Contracts

Carver Employment Agreement

The Company has an employment agreement with Mr. Carver, as CEO and President of the Company, effective as of June 30, 2002. The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the employment agreement. A copy of the employment agreement has been previously filed with the Securities and Exchange Commission.

The employment agreement expires on June 30, 2005, provided that if Mr. Carver is not notified within 90 days of the end of the term of the employment agreement, the term is extended for one year. The Compensation Committee does not intend to provide such notice. The employment agreement provides that Mr. Carver is entitled to an annual base salary of $220,000, which was most recently increased to $240,800 on March 24, 2005, effective as of February 1, 2005, and to receive bonuses, in the discretion of the Compensation Committee, based upon the Company and Mr. Carver meeting certain performance targets established by the Compensation Committee.

Under the terms of Mr. Carver’s employment agreement, if the Company terminates Mr. Carver’s employment other than for Cause (as defined in the employment agreement), or Mr. Carver terminates his employment for Good Reason (as defined in the employment agreement), then the Company shall continue to pay Mr. Carver his annual base salary and health benefits in effect at the time of termination for a period of 12 months, to be paid at the time otherwise due, and any bonus not yet paid to Mr. Carver earned in the year prior to termination, to be paid at the time otherwise to have been paid, as if his employment had not been terminated. In addition, any stock options vested at the time of or as a result of the termination shall be exercisable for the lesser of the remaining term of such options or five years.

In the event of termination of the employment of Mr. Carver by reason of death or Permanent Disability (as defined in the employment agreement) of Mr. Carver, the Company shall pay to Mr. Carver or his estate or other successor in interest, at the time otherwise due, his annual base salary and any benefits due to Mr. Carver through the date of termination, but reduced in the case of permanent disability by any payments received under any disability plan, program or policy paid for by the Company.

If the Company terminates the employment of Mr. Carver for Cause, or Mr. Carver terminates his employment with the Company without Good Reason, the Company shall pay Mr. Carver his annual base salary and benefits earned through the date of termination, and the Company shall have no further obligations to Mr. Carver under his employment agreement.

Under the terms of the employment agreement, Mr. Carver is prohibited from competing with the Company during the periods of his employment with the Company and for one year following the termination of such employment. During the one-year period following termination, Mr. Carver shall not solicit any employees, customers, consultants or advisors to the Company. Mr. Carver is also subject to nondisclosure and confidentiality provisions under the employment agreement, which provisions survive any termination of the employment agreement.

The options granted to Mr. Carver fully vest in the event of a change in control of the Company.

Burns Employment Agreement

The Company has an employment agreement with Mr. Burns, as CFO and Senior Vice President of the Company, effective as of September 12, 2002. The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the employment agreement. A copy of the employment agreement has been previously filed with the Securities and Exchange Commission.

The employment agreement expires on September 12, 2005, provided that if Mr. Burns is not notified within 90 days of the end of the term of the employment agreement, the term is extended for one year. The Compensation Committee does not intend to provide such notice. The employment agreement provides that Mr. Burns is entitled to an annual base salary of $200,000, which was most recently increased to $218,900 on March 24, 2005, effective as of February 1, 2005, and to receive bonuses, in the discretion of the Compensation Committee, based upon the Company and Mr. Burns meeting certain performance targets established by the Compensation Committee.

Under the terms of Mr. Burns’ employment agreement, if the Company terminates Mr. Burns’ employment other than for Cause (as defined in the employment agreement), or Mr. Burns terminates his employment for Good Reason (as defined in the employment agreement), then the Company shall continue to pay Mr. Burns his annual base salary and health benefits in effect at the time of termination for a period of 9 months, to be paid at the time otherwise due, and any bonus not yet paid to Mr. Burns earned in the year prior to termination, to be paid at the time otherwise to have been paid, as if his employment had not been terminated. In addition, any stock options vested at the time of or as a result of the termination shall be exercisable for the lesser of the remaining term of such options or three years.

In the event of termination of the employment of Mr. Burns by reason of death or Permanent Disability (as defined in the employment agreement) of Mr. Burns, the Company shall pay to Mr. Burns or his estate or other successor in interest, at the time otherwise due, his annual base salary and any benefits due to Mr. Burns through the date of termination, but reduced in the case of permanent disability by any payments received under any disability plan, program or policy paid for by the Company.

If the Company terminates the employment of Mr. Burns for Cause, or Mr. Burns terminates his employment with the Company without Good Reason, the Company shall pay Mr. Burns his annual base salary and benefits earned through the date of termination, and the Company shall have no further obligations to Mr. Burns under his employment agreement.

Under the terms of the employment agreement, Mr. Burns is prohibited from competing with the Company during the periods of his employment with the Company and for one year following the termination of such employment. During the one-year period following termination, Mr. Burns shall not solicit any employees, customers, consultants or advisors to the Company. Mr. Burns is also subject to nondisclosure and confidentiality provisions under the employment agreement, which provisions survive any termination of the employment agreement.

The options granted to Mr. Burns fully vest in the event of a change in control of the Company.

The Company’s other named executive officers, Messrs. Fabbri and Pierce, are “at will” employees.

Certain Relationships and Related Transactions

On December 18, 2002, the Company entered into a termination agreement with Elan, a current 5% stockholder, for the termination of Elan’s and the Company’s joint venture, SafeScience Newco. Pursuant to the termination agreement, the Company acquired the preferred shares of SafeScience Newco held by Elan in exchange for a royalty interest on certain future revenues and payments related to GCS-100. Under the termination agreement, such royalty payments, if any, are to be offset by certain development costs incurred by the Company. The Company regained all intellectual property, development and marketing rights to GCS-100. The Company retained the right to use Elan’s proprietary drug delivery technology in the field of oncology for GCS-100.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, to the Company’s knowledge, as of April 29, 2005 (unless otherwise noted), the beneficial ownership of the Company’s Common Stock by (i) persons who beneficially own more than 5% of the Company’s Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Beneficially Owned Shares	Percent of Class/(1)/
Elan International Services, Ltd./(2)/	1,859,640	15.6%
Bradley J. Carver/(3)/	507,679	5.0%
John W. Burns/(4)/	94,446	*
Theodore J. Host/(5)/	18,818	*
David W. Dube/(6)/	14,169	*
Michael E. Hanson/(7)/	7,152	*
Frederick E. Pierce, II/(8)/	45,481	*
William O. Fabbri(9)	26,996	*
Directors and Executive Officers as a group (7 persons)/(10)/	714,743	6.9%

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	The information presented with respect to stock ownership and related percentage information is based on Common Stock as a percentage of the aggregate number of shares of Common Stock outstanding. The number of shares of Common Stock outstanding, 10,084,384, does not include shares issuable upon the conversion of outstanding preferred stock, exercise of outstanding warrants or stock options or shares reserved for issuance pursuant to the 1998 Stock Option Plan, 2000 Stock Incentive Plan or 2003 Omnibus Incentive Plan. In determining the percent of class owned by each stockholder, the numerator includes the number of shares of outstanding Common Stock held by such stockholders plus all shares of Common Stock that such stockholder has the right to acquire within 60 days of April 29, 2005, the date on which beneficial ownership is being determined. The denominator includes the total number of shares of Common Stock outstanding held by all stockholders plus all shares of Common Stock which such stockholder has the right to acquire within 60 days of April 29, 2005.
(2)	According to our records and information contained in filings with the Securities and Exchange Commission, Elan International Services Ltd. has shared voting and shared dispositive power with Elan Corporation, plc with respect to 138,264 shares of Common Stock issuable upon the exercise of warrants within 60 days of April 29, 2005 and 1,721,376 shares of Common Stock is issuable upon the conversion of Series A and Series B Preferred Stock within 60 days of April 29, 2005. The business address of Elan International Services, Ltd. is 102 St. James Court, Flatts, Smith Parish, Bermuda FL 04.
(3)	Includes 72,885 shares issuable upon exercise of options within 60 days of April 29, 2005. The business address of Mr. Carver is c/o GlycoGenesys, Inc., Park Square Building, 31 St. James Avenue, 8th Floor, Boston, MA 02116.
(4)	Includes 85,524 shares issuable upon exercise of warrants and options within 60 days of April 29, 2005.
(5)	Includes 15,798 shares issuable upon exercise of warrants and options within 60 days of April 29, 2005.
(6)	Consists of 14,169 shares issuable upon exercise of options within 60 days of April 29, 2005.
(7)	Consists of 7,152 shares issuable upon exercise of options within 60 days of April 29, 2005.
(8)	Includes 44,481 shares issuable upon exercise of options within 60 days of April 29, 2005.
(9)	Consists of 26,996 shares issuable upon exercise of options within 60 days of April 29, 2005.
(10)	Includes 267,007 shares issuable upon exercise of warrants and options within 60 days of April 29, 2005.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders of Common Stock of the Company from December 31, 1999 through December 31, 2004 to cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index for the same period of time. The graph assumes $100 is invested in the Company’s stock and in each of the two indexes at the closing market quotations on December 31, 1999 and that dividends are reinvested. The performances shown on the graph are not necessarily indicative of future price performance.

This stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under such Acts.

STOCKHOLDER PROPOSALS

If any stockholder of the Company intends to present a proposal for consideration at the next annual meeting of stockholders anticipated to be held in June 2006 and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the main office of the Company no later than January 15, 2006. Any such proposal shall be sent to the attention of the Secretary of the Company at Park Square Building, 31 St. James Avenue, 8th Floor, Boston, MA 02116. If a shareholder proposal is introduced at the 2006 annual meeting of stockholders without any discussion of the proposal in the Company’s proxy statement and the stockholder does not notify the Company on or before April 17, 2006 of the intent to raise such shareholder proposal at the 2005 annual meeting of stockholders, the proxies received by the Company for the 2006 annual meeting of stockholders will be voted by management in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Commission and Nasdaq. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that all Section 16(a) reports required to be filed for such persons had been filed, the Company believes that during the fiscal year ended December 31, 2004 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them except for the inadvertent late filing of a Form 3 and Form 4 by Elan International Services, Ltd.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described in the proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this proxy statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. The Company has also engaged the firm of Georgeson Shareholder Communications Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $35,000, plus reimbursement of out-of-pocket expenses. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Each holder of the Company’s Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

Insofar as any of the information in the proxy statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

By Order of the Board of Directors,

/s/ Bradley J Carver
Bradley J Carver
Chief Executive Officer and President

May 16, 2005

Appendix A

Set forth below in full is the text of the proposed Certificate of Amendment to the Articles of Incorporation of the Company as described in this Proxy Statement. Section 4 of the Company’s present Articles of Incorporation, as amended, shall be deleted in its entirety and the new Section 4 contained in the proposed Certificate of Amendment shall be inserted in lieu thereof.

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

GLYCOGENESYS, INC.

Pursuant to Section 78.390 of the Nevada Revised Statutes

1. Name of corporation: GlycoGenesys, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

That Section 4 be removed in its entirety and the following be inserted in lieu thereof:

“The maximum number of shares of all classes which the corporation is authorized to have outstanding is eighty million (80,000,000) shares, consisting of seventy five million (75,000,000) shares of Common Stock, par value $.01 per share, and five million (5,000,000) shares of Preferred Stock, par value $.01 per share. The holders of preferred stock shall have such rights, preferences and privileges as may be determined, prior to issuance of such shares, by the Board of Directors.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

5. Officer Signature (required):

A-1

Appendix B

GLYCOGENESYS, INC.

2003 OMNIBUS INCENTIVE PLAN, AS AMENDED

1. Purpose. The purpose of the GlycoGenesys, Inc. 2003 Omnibus Incentive Plan, as amended (the “Plan”) is to provide (i) officers and key employees of GlycoGenesys, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) members of the Board of Directors of the Company (the “Board”), with the opportunity to acquire shares of the Common Stock of the Company (“Common Stock”) or receive monetary payments based on the value of such shares or upon the satisfaction of other performance criteria intended to enhance the value of such shares. The Company believes that the Plan will enhance the incentive for Participants (as defined in Section 3) to contribute to the growth of the Company, thereby benefiting the Company and the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

2. Administration.

(a) Committee. The Plan shall be administered and interpreted by a compensation committee (the “Committee”). The Committee may consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such other members of the Board.

(b) Authority of Committee. The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards (as defined in Section 4) under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, (iii) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, and (iv) deal with any other matter arising under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals. Any act of the Committee with respect to the Plan may only be undertaken and executed with the affirmative consent of at least two-thirds of the members of the Committee.

(c) Responsibility of Committee. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company. The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

(d) Delegation of Authority. The Board may delegate to the President of the Company the authority to (i) make grants under the Plan to employees of the Company and its subsidiaries who are not subject to the restrictions of Section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of Section 162(m) of the Code, and (ii) execute and deliver documents or take any other ministerial actions on behalf of the Committee with respect to Awards. The grant of authority under this Subsection 2(d) shall be subject to such conditions and limitations as may be determined by the Board (as required under applicable law). If the President makes grants pursuant to the delegated authority under this Subsection 2(d), references in the Plan to the “Committee” as they relate to making such grants shall be deemed to refer to the President.

3. Participants. All employees, officers and directors of the Company and its subsidiaries (including members of the Board who are not employees), as well as consultants and advisors to the Company or its subsidiaries, are eligible to participate in the Plan. Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the employees, officers, directors and consultants and advisors who may participate in the Plan (“Participants”). Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

4. Types of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, (d) Deferred Stock Units, and (e) Performance Awards (each as described below, and collectively, “Awards”). Awards may constitute Performance–Based Awards, as described in Section 10. Each Award shall be evidenced by a written agreement between the Company and the Participant (an “Agreement”), which need not be identical between Participants or among Awards, in such form as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any Agreement, the provisions of the Plan shall prevail.

5. Common Stock Available under the Plan. The aggregate number of shares of Common Stock that may be subject to Awards shall be 1,104,167 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 hereof. The maximum number of shares of Common Stock with respect to which Awards may be granted to any individual Participant in any one calendar year shall be 100,000 shares. Any share of Common Stock subject to an Award that for any reason is cancelled or terminated without having been exercised or vested shall again be available for Awards under the Plan; provided, however, that any such availability shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards and shall not apply for purposes of determining the maximum number of shares subject to Awards that any individual Participant may receive.

6. Stock Options. Stock Options will enable a Participant to purchase shares of Common Stock upon set terms and at a fixed purchase price. Stock Options may be treated as (i) “incentive stock options” within the meaning of Section 422(b) of the Code (“Incentive Stock Options”), or (ii) Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). Each Stock Option shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the following limitations:

(a) Exercise Price. The exercise price per share (the “Exercise Price”) of Common Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined in Section 16) of a share of Common Stock on the date the Stock Option is granted.

(b) Payment of Exercise Price. The Exercise Price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock that have been owned by the Participant for at least six months, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may also prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned for at least six months, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option.

(c) Exercise Period. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the related Agreement.

(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who, at the time of the grant, are employees of the Company or a parent or subsidiary of the Company, and only at an Exercise price that is not less than the Fair Market Value of a share of Common Stock on the date of the grant. The aggregate Fair Market Value of the Common Stock (determined as of the date of the grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from its date of grant.

(e) Termination of Employment, Disability or Death.

(1) Except as provided below or in an Agreement, a Stock Option may only be exercised while the Participant is employed by, or providing service to, the Company, as an employee, member of the Board or advisor or consultant. In the event that a Participant ceases to be employed by, or provide service to, the Company for any reason other than Disability (as defined in Paragraph (5) below), death or termination for Cause (as defined in Paragraph (5) below), any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option. Except as otherwise provided by the Committee, any Stock Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(2) In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Stock Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Company, or after the Participant’s termination of employment or service, any Stock Option held by the Participant shall immediately terminate. In the event the Committee determines that the Participant has engaged in conduct that constitutes Cause, in addition to the immediate termination of all Stock Options, the Participant shall automatically forfeit all shares underlying any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares (subject to any right of setoff by the Company).

(3) In the event the Participant ceases to be employed by, or provide service to, the Company because the Participant is Disabled, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(4) If the Participant dies while employed by, or providing service to, the Company, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(5) For purposes of this Section 6(e):

(A) The term “Company” shall mean the Company and its subsidiary corporations.

(B) “Disability” or “Disabled” shall mean a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(C) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has breached any provision of his or her terms of employment or service contract with the Company, including without limitation covenants against competition, or has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

7. Stock Appreciation Rights. Stock Appreciation Rights shall provide a Participant with the right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of such shares on the date of grant, or other specified valuation (which shall be no less than the Fair Market Value on the date of grant). Each Stock Appreciation Right shall expire no more than ten years from its date of grant, and shall be subject to such other terms and conditions as the Committee shall deem appropriate, including, without limitation, provisions for the forfeiture of the Stock Appreciation Right for no consideration upon termination of employment.

8. Restricted Stock Awards. Restricted Stock Awards shall consist of Common Stock issued or transferred to Participants with or without other payments therefor as additional compensation for services to the Company. Restricted Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods or prior to becoming vested. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by a Restricted Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Restricted Stock Award shall specify whether the Participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9. Deferred Stock Units. Deferred Stock Units shall provide a Participant with the right to receive a specified number of shares of Common Stock at the end of a specified period. The Committee shall have complete discretion in determining the number, vesting and time of payment of Common Stock with respect to Deferred Stock Units granted to each Participant, as set forth in the Agreement. The Committee may condition the vesting or payment of Deferred Stock Units upon the attainment of specific performance goals, or subject Deferred Stock Units to such other terms and conditions as the Committee deems appropriate and as set forth in the Agreement, including, without limitation, provisions for the forfeiture of Deferred Stock Units (and the Common Stock payable thereunder) for no consideration upon termination of the Participant’s employment prior to the end of a specified period.

10. Performance Awards. Performance Awards shall provide a Participant with the right to receive a specified number of shares of Common Stock or cash at the end of a specified period. The Committee shall have complete discretion in determining the number, amount and timing of Performance Awards granted to each

Participant. The Committee may condition the vesting or payment of Performance Awards upon the attainment of specific performance goals or such other terms and conditions as the Committee deems appropriate, including, without limitation, provisions for the forfeiture of such payment for no consideration upon termination of the Participant’s employment prior to the end of a specified period.

11. Performance-Based Awards. Certain Awards granted under the Plan may be granted in a manner such that they qualify for the performance based compensation exemption from Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting, vesting or payment of such Performance-Based Awards are to be based upon one or more of the following factors: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models and comparisons with various stock market indices; reductions in costs; or any combination of the foregoing. With respect to Performance-Based Awards that are not Stock Options or Stock Appreciation Rights based solely on the appreciation in the Fair Market Value of Common Stock after the grant of the Award, (i) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply, no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed), (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied, and (iii) the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal. After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

12. Adjustments to Awards. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, or in the event of any distribution to stockholders of other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment to the terms of any Awards or the number of shares of Common Stock that are subject to Awards, such adjustment shall be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

13. Change in Control.

(a) Effect. In its sole discretion, the Committee may determine that, upon the occurrence of a Change in Control (as defined below), all or a portion of each outstanding Award shall become exercisable or payable in full (if applicable, and whether or not then exercisable), either upon the Change of Control or at such other date or dates that the Committee may determine, and that any forfeiture and vesting restrictions thereon shall lapse on such date or dates. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Stock Option and Stock Appreciation Right shall terminate within a specified number of days after notice to the Participant thereunder, and each such Participant shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

(b) Defined. For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

(1) a tender offer (or series of related offers) shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

(2) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, any employee benefit plan of the Company or its subsidiaries, and their affiliates;

(3) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company; or

(4) a Person (as defined below) shall acquire 30% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

For purposes of this Section 13(b), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. Also for purposes of this Subsection 13(b), Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (1) the Company or any of its subsidiaries; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

14. Transferability of Awards. Except as provided below, a Participant’s rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, in the case of Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order (as defined under Section 414(p) the Code). The Committee may provide, in an Agreement for a Nonqualified Stock Option or Restricted Stock Award, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Nonqualified Stock Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option or Restricted Stock Award immediately before the transfer.

15. Market Stand-Off.

(a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration, if required by the Committee, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Common Stock without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters, but in no event shall such period exceed one hundred eighty (180) days.

(b) A Participant shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company are also subject to similar restrictions.

(c) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

16. Fair Market Value. If Common Stock is publicly traded, then the “Fair Market Value” per share shall be determined as follows: (1) if the principal trading market for the Common Stock is a national securities exchange or the NASDAQ SmallCap Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (2) if the Common Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Common Stock on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

17. Withholding. All distributions or payments made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock deliverable thereunder having a Fair Market Value that is not in excess of the amount of tax to be withheld.

18. Shareholder Rights. A Participant shall not have any of the rights or privileges of a holder of Common Stock for any Common Stock that is subject to an Award, including any rights regarding voting or the payment of dividends (except as expressly provided under the terms of the Award), unless and until a certificate representing such Common Stock has been delivered to the Participant.

19. Tenure. A Participant’s right, if any, to continue to serve the Company or its subsidiaries as a director, officer, employee, consultant or advisor shall not be expanded or otherwise affected by his or her designation as a Participant.

20. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21. Duration, Amendment and Termination. No Award may be granted more than ten years after the Effective Date (as described in Section 23). The Plan may be amended or terminated in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the amendment would (i) increase the total number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be issued to any individual Participant in any one calendar year under the Plan or (iii) otherwise require approval by shareholders by any applicable self regulatory organization (SRO). No amendment or termination of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent.

22. Governing Law. This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of New York regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

23. Effective Date. This Plan shall be effective as of April 28, 2003, which is the date as of which the Plan was adopted by the Board, provided that the Plan is approved by the shareholders of the Company at its 2003 annual meeting of shareholders, and such approval of shareholders shall be a condition to the right of each Participant to receive an Award hereunder.

PROXY

for the

ANNUAL MEETING OF STOCKHOLDERS

GLYCOGENESYS, INC.

June 23, 2005

This proxy is solicited by the Board of Directors.

The undersigned hereby appoints Bradley J Carver, Chief Executive Officer and President of the Company, as proxy with power of substitution to vote the shares of stock of GLYCOGENESYS, INC., which the undersigned is entitled to vote at the annual meeting of stockholders to be held on June 23, 2005 at 10:00 a.m., and at any adjournment thereof, as follows:

1. To elect two Class I directors to the Board of Directors	[_] For all nominees (John W. Burns and Theodore J. Host) [_] For all nominees, except as noted below:

[_] Withheld from all nominees

2. To increase the Company’s number of authorized shares of common stock	[_] For [_] Against	[_] Abstain

3. To amend the Company’s 2003 Omnibus Incentive Plan	[_] For [_] Against	[_] Abstain

4. Ratification of Deloitte & Touche LLP as independent auditors for 2005	[_] For [_] Against	[_] Abstain

The Board of Directors recommends a vote FOR questions 1, 2, 3 and 4 listed above.

In his discretion, the proxy is authorized to vote upon such other business as may lawfully come before the meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy may do by virtue hereof.

When this proxy is properly executed, the shares to which the proxy relates will be voted as specified, and if no other specification is made, will be voted for election of the nominees for Director and for ratification of Deloitte & Touche LLP as independent auditors. It is understood that this proxy confers discretionary authority in respect of matters not known or determined at the time of mailing of the notice of annual meeting of stockholders to the undersigned. The proxy intends to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders furnished herewith.

Dated and signed:                      2005

[Note: These signature(s) should agree exactly with the name(s) printed at the beginning of this proxy. Executors, administrators, trustees, guardians and attorneys should so indicate when signing.]

THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU

ATTEND THE MEETING.